UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
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IN RE                               :
                                    :
                                    :
LIBERTE INVESTORS,                  :  IN PROCEEDINGS FOR
  F/K/A LOMAS & NETTLETON MORTGAGE  :  A REORGANIZATION
  INVESTORS,                        :  UNDER CHAPTER 11
                                    :
                           DEBTOR.  :  CASE NO. 93 B 45262 (BRL)
                                    :
EMPLOYER'S TAX IDENTIFICATION       :
NO. 75-1328153                      :
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             MODIFICATION OF THE DEBTOR'S
         FIRST AMENDED PLAN OF REORGANIZATION


         LIBERTE INVESTORS, debtor and debtor in
possession (the "Debtor"), hereby modifies the Debtor's First Amended Plan of Reorganization dated
December 14, 1993 (the "Plan") in the manner set forth below.

         1.   The definition of "Available Cash" is
hereby modified by deleting the parenthetical clause contained in clause (i) thereof.

         2.   The definition of "Asset Exchange" is
hereby modified to add the parenthetical phrase "(or any wholly owned subsidiary of Newco designated in the Asset Exchange Agreement)" immediately after the word
"Newco".

         3.   The definition of "New Senior Bank
Agreements" is hereby modified to read in full as follows:

              "New Senior Bank Agreements" means debt
         obligations of Newco issued pursuant to
         documentation substantially in the form of
         Exhibit I hereto."

         4.   The definition of "Prepaid Amount" is
hereby modified by inserting therein, immediately before the period, the following:

         ", in each case after making any
         distributions thereof to the Senior Lenders contemplated to be made on or prior to the Effective Date under the Cash Collateral
         Stipulation"

         5.   The definition of "Retained Assets" is
hereby modified by

              (a)  changing the word "and" at the end
         of clause (ix) thereof to a comma;

              (b) inserting the following new clause
         (x) after clause (ix):

              "(x) the debt obligation of Newco issued to the Debtor is in accordance with
              Section 4.03(a)(B) hereof and"; and

              (c)  renumbering clause (x) to become
         clause (xi) and changing the reference to clause (ix) therein to clause (x).

         6.   The definition of "Retained Cash" is
hereby modified to read in full as follows:

              "Retained Cash" means Available Cash in
         an amount equal to the sum of (a) the amount by which (i) the aggregate amount of net cash proceeds, if any, generated during the Interim Period from the sale or other disposition of, and collections of principal on, any assets listed on Exhibit M hereto and all non-cash proceeds of such assets exceeds
         (ii) $6,000,000 and (b) the Retained Working
         Capital

         7.   The treatment of Class 1 Claims under
Section 2.04 of the Plan is hereby modified to read in full as follows:

         "On the Effective Date or as soon thereafter as is practicable, holders of Allowed Class 1 Claims shall receive distributions consisting of (i) the Prepaid Amount, (ii) Pre-consummation Cash in an amount equal to the excess of $9,000,000 over the Prepaid Amount and (iii) debt obligations of Newco having a principal amount equal to the sum of (A)
$74,128,000, (B) the amount of unreimbursed fees and expenses provided for under the Senior Bank Agreements and Allowed under Section 506(b) of the Bankruptcy
Code and (C) the amount, if any, of accrued and unpaid interest under the Senior Bank Agreements Allowed pursuant to Section 506(b) of the Bankruptcy Code, as adjusted pursuant to the Cash Collateral Stipulation, as in effect from time to time. The debt obligations of Newco referred to in clause (iii) above will be issued in a single series together with the debt obligation of Newco to be issued by the Debtor pursuant to Section 4.03(a)(B), will have terms substantially as set forth in Exhibit I hereto and will be secured by the Continuing Collateral."

         8.   The heading to Section 4.03 of the Plan
is hereby modified by inserting therein immediately after the semicolon the following:

              "Issuance of Newco Debt Obligation to
     the Debtor;"

         9. Section 4.03(a)(B) of the Plan is hereby modified by changing the word "and" immediately after "Newco Common Stock" to a comma, and inserting the following immediately before the semicolon:

              "and a debt obligation of Newco in a
              principal amount of $6,000,000 having
              terms substantially as set forth in
              Exhibit I hereto, secured by the
              Continuing Collateral, and issued in a
              single series with and having rights and terms identical in all respects to those of the debt obligations issued to the Senior Lenders pursuant to Section 2.04 hereof"

         10.  Section 9.05(b) of the Plan is hereby
modified by inserting therein, immediately after "Confirmation Date," the following:

              "or if the Effective Date does not occur on or before April 30, 1994 or such later date to which such date may be extended by agreement of all of the parties to the Stipulation and Agreement
              Suspending Plan Litigation dated as of
              January 6, 1994,"


January 19, 1994                DAVIS POLK & WARDWELL



                                By: /s/  Donald S. Bernstein
                                   -----------------------------
                                   Donald S. Bernstein (DB-6681)
                                   A Member of the Firm

                                450 Lexington Avenue
                                New York, New York  10017
                                (212) 450-4000

                                Counsel for the Debtor